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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-57046, 2-85628, 33-15102, 33-87662, 33-87664, and 333-17513;
Form S-3 No. 333-63777, 333-63773, 333-65125 and 333-40716) of Peregrine
Pharmaceuticals, Inc. of our report dated June 29, 2001 (except for Notes 1 and 14 as to which the date is July 15, 2001) with respect to the consolidated financial statements and schedule of Peregrine Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2001.



                                             /s/ ERNST & YOUNG LLP

Orange County, California
July 26, 2001